UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 26, 2021

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard

Salt Lake City, Utah 84119-2099

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Strive Talent, Inc.

On April 26, 2021 (the Closing Date), Franklin Covey Co. (the Company), through its wholly-owned subsidiary Franklin Covey Client Sales, Inc., purchased all of the issued and outstanding stock of Strive Talent, Inc. (Strive), a San Francisco-based technology company which has developed and markets an innovative learning deployment platform. The Strive platform is expected to enable the seamless integration and deployment of Franklin Covey’s content, services, technology, and metrics to deliver behavioral impact at scale, primarily through the Company’s All Access Pass service. The aggregate consideration for the purchase of Strive may total up to $20.0 million and is comprised of the following payments:

•Approximately $10.5 million paid in cash on the Closing Date of the transaction, including $1.0 million placed in escrow for 18 months from the Closing Date to serve as the first source of funds to satisfy certain indemnification obligations of Strive.

•Approximately $4.2 million payable in equal cash payments on the first five anniversaries of the Closing Date.

•Approximately $1.0 million will be paid 18 months following the Closing Date to stockholders and option holders of Strive who are still employed by the Company or its affiliates as of such 18-month date, subject to certain exceptions. These payments may be made in either cash or shares of Company common stock at the Company’s sole discretion.

•A maximum of approximately $4.3 million may be earned by the former owners of Strive over a five-year period ending in May 2026. The total value of this consideration is contingent upon sales and growth of the All Access Pass and related revenues during the five-year period measurement ending in May 2026. These payments may be made in either cash or shares of Company common stock at the Company’s sole discretion.

The acquisition of Strive does not meet the definition of a “significant subsidiary” as specified by Regulation S-X of the Securities and Exchange Commission.

The foregoing description of the Strive acquisition is not meant to be a complete description of the transaction and is qualified in its entirety by reference to the text of the purchase agreement between Franklin Covey Client Sales, Inc. and Strive Talent, Inc. (the Purchase Agreement) which is filed as Exhibit 2.1 attached hereto.

The Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Company or its subsidiaries, affiliates, or stockholders. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements, and other filings made with the Securities and Exchange Commission.

Consent and Second Modification Agreement

In connection with the acquisition of Strive as described above, the Company entered into a Consent and Second Modification Agreement to its existing secured credit agreement (the 2019 Agreement) with JPMorgan Chase Bank, N.A. (the Lender). The primary purposes of the Consent and Second Modification Agreement are to:

•Consent to the purchase of Strive.

•Reinstate the original debt covenants of the 2019 Agreement which were temporarily replaced by alternate debt covenants in the First Modification Agreement to the 2019 Agreement.

•Reduce the interest rate for borrowings from LIBOR plus 3.0 percent to LIBOR plus 1.85 percent, which was the original rate on the 2019 Agreement. The unused credit commitment fee also returns to the previously established 0.2 percent.

The preceding description of the Consent and Second Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Consent and Second Modification Agreement to the 2019 Credit Agreement, which is filed as Exhibit 10.1 attached hereto. The First Modification Agreement to the 2019 Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2020, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Due to anticipated economic difficulties resulting from the COVID-19 pandemic and uncertainties related to the eventual recovery from the virus, on July 8, 2020, the Company entered into the First Modification Agreement to its 2019 Credit Agreement with JPMorgan Chase Bank, N.A. The primary purpose of the First Modification Agreement was to provide alternative financial covenants for the fiscal quarters ending August 31, 2020 through May 31, 2021. These new covenants included measures for minimum liquidity; minimum adjusted earnings before interest, taxes, amortization, and depreciation (Adjusted EBITDA); maximum capital expenditures; and prohibited certain payments and activities. In exchange for these alternate covenants, the interest rate and unused credit commitment fees on the 2019 Agreement were increased.

In connection with the acquisition of Strive on April 26, 2021, the Company entered into the Consent and Second Modification Agreement to the 2019 Agreement as described in Item 1.01, which reinstated the debt covenants and interest rates from the original 2019 Credit Agreement prior to the May 31, 2021 expiration of the First Modification Agreement. The Consent and Second Modification Agreement did not accelerate the payment of any amounts borrowed on the 2019 Agreement and the cost of the new agreement consisted primarily of customary legal fees.

The foregoing description of the Consent and Second Modification to the 2019 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Consent and Second Modification Agreement to the 2019 Credit Agreement, which is filed as Exhibit 10.1 attached hereto. The First Modification Agreement to the 2019 Credit Agreement was filed as Exhibit 10.1 to a current report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2020, and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 26, 2021, the Company and certain of its subsidiaries entered into the Consent and Second Modification Agreement to the 2019 Credit Agreement with its primary Lender as described above in Item 1.01. The information in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

2.1Stock Purchase Agreement by and among the stockholders of Strive Talent, Inc., William James Houghteling, as the Stockholder Representative, and Franklin Covey Client Sales, dated as of April 26, 2021.

10.1Consent and Second Modification Agreement by and among JPMorgan Chase Bank, N.A., Franklin Covey Co., and the subsidiary guarantors signatory thereto, dated April 26, 2021.

104Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date: April 28, 2021	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer